EXHIBIT 99.1

For Immediate Release

CONTACT:	Monty J. Oliver, EVP & CFO; 336-242-6207 or 336-248-6500 or 1-800-876-6505, ext. 207

LSB BANCSHARES, INC., ANNOUNCES FIRST QUARTER DIVIDEND

          LEXINGTON, N. C., February 21, 2007 – At its meeting on Tuesday, February 20, 2007, the Board of Directors of LSB Bancshares, Inc., (Nasdaq: LXBK) parent company of Lexington State Bank, declared a quarterly cash dividend of $.17 per share of common stock, payable on April 15, 2007, to shareholders of record on April 1, 2007.

          LSB The Bank is one of the largest community banks in North Carolina, with 25 offices in Davidson, Forsyth, Guilford, Randolph and Stokes counties and a mortgage origination office in Wake County.  Services are also available through 31 ATMs and cash dispensers, “LSB By Net” online banking and 24-hour “LSB By Phone” banking.

          LSB The Bank owns two subsidiaries:  LSB Investment Services, Inc., which offers non-deposit, non-insured investment alternatives such as mutual funds and annuities; and Peoples Finance Co. of Lexington, Inc., which offers small loans and dealer financing.

          Common stock of the bank’s parent company, LSB Bancshares, Inc., is traded on the Nasdaq National Market and is quoted under the symbol LXBK.  Additional information about LSB is available on its web site, www.lsbnc.com.

(END)

Information in this press release contains forward-looking statements.  These statements are identified by words such as “expects,” “anticipates,” “should,” or other similar statements about future events.  These forward-looking statements involve estimates, assumptions by management, risks, and uncertainties that could cause actual results to differ materially from current projections, including without limitations, the effects of future economic conditions, legislative and regulatory changes, and the effects of competition.  Additional factors that could cause actual results to differ materially from those anticipated by forward- looking statements are discussed in LSB’s filings with the Securities and Exchange Commission, including without limitation, its annual report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.  LSB undertakes no obligations to revise these statements following the date of this news release.